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                                  Kirt W. James
                                    PRESIDENT
                                DP Charters, Inc.
                     34700 Pacific Coast Highway, Suite 303
                           Capistrano Beach, CA 92624
            (Name and Address of Person Authorized to Receive Notices
          and Communications on Behalf of the Person Filing Statement)
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                                 WITH A COPY TO:
                             KARL E. RODRIGUEZ, ESQ
                              24843 Del Prado, #318
                              Dana Point, CA 92629
                                 (949) 248-9561
                               fax (949) 248-1688
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                       DATE OF REPORT:  February 26, 2001

                        COMMISSION FILE NUMBER:  0-27131


                                DP CHARTERS, INC.
             (Exact name of Registrant as specified in its charter)



   Nevada     88-0381258
(Jurisdiction  of  Incorporation)     (I.R.S.  Employer  Identification  No.)


34700  Pacific  Coast  Highway,  Suite  303  Capistrano  Beach  CA     92624
(Address of principal executive offices)                              (Zip Code)



     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. We had previously announced (by news releases and filings pursuant to section 14 of the 1934 Securities Exchange Act) an intention to acquire TriLucent Technologies, Inc. That intended acquisition will not proceed, due in substantial part to the rapid fall of DP Charters share price and the general deterioration of market conditions. TriLucent has indicated that it exercises its right of Termination of the intended transaction, explaining that under current market conditions, it cannot achieve its objectives to attract investment capital, as anticipated. This acquisition has been contingent on numerous unsatisfied conditions which do not appear capable of being met in a timely manner, as contemplated in the agreements of the parties.

     DP Charters, Inc. continues its program to further revive its original and continuing business to develop recreational tours and open-water recreational diving events.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  February  26,  2001
                                DP CHARTERS, INC.
                                       by


    /s/Kirt  W.  James           /s/J.  Dan  Sifford,  Jr.
       Kirt  W.  James              J.  Dan  Sifford,  Jr.
       president/director           secretary/director